SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERVOICE, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1927578
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

17811 Waterview Parkway	75252
Dallas, Texas	(Zip Code)
(Address of Principal Executive Offices)

INTERVOICE, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan)

Craig E. Holmes	Copy to:
Executive Vice President and	Office of the General Counsel
Chief Financial Officer	Intervoice, Inc.
Intervoice, Inc.	17811 Waterview Parkway
17811 Waterview Parkway	Dallas, Texas 75252
Dallas, Texas 75252	972/454-8000
(Name and address of agent for service)

(972) 454-8708
(Telephone number, including
area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed Maximum	Amount
Securities	Amount	Maximum	Aggregate	of
to be	to be	Offering Price	Offering	Registration
Registered (1)	Registered (2)	per Share (3)	Price (3)	Fee

Common Stock, no par value per share	500,000 shares	$9.58	$4,790,000	$387.51

(1)	This registration statement also covers an equal number of Preferred Share Purchase Rights issuable pursuant to Intervoice, Inc.’s Rights Agreement, which rights will be transferable only with related shares of Common Stock.

(2)	Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3)	Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock ($9.58) as reported on the Nasdaq National Market on December 16, 2003.

SIGNATURES
INDEX TO EXHIBITS
EX-4.1 Employee Stock Puchase Plan
EX-5.1 Opinion/Consent of Fulbright & Jaworski LLP
EX-23.1 Ernst & Young LLP

Documents Incorporated by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(a) The contents of the Registration Statement (the “Prior Registration Statement”) of Intervoice, Inc. (the “Registrant”) on Form S-8, Registration No. 333-101328, filed with the Securities and Exchange Commission on November 20, 2002, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

(b) The Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003;

(c) The Company’s Quarterly Reports on Form 10-Q for the quarters ended May 31, 2003 and August 31, 2003; and

(d) The Company’s Reports on Form 8-K filed on

March 12, 2003	(date of event: March 11, 2003),
March 31, 2003	(date of event: March 28, 2003),
June 10, 2003	(date of event: June 9, 2003),
June 26, 2003	(date of event: June 25, 2003),
June 26, 2003	(date of event: June 25, 2003), and
September 18, 2003	(date of event: September 18, 2003).

(e) The description of the Common Stock contained in the Registration Statement on Form 8-A of the Company heretofore filed by the Company with the Commission, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Company with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendments to the Plan.

          On June 24, 2003, the Board of Directors of the Registrant adopted amendments to the Registrant’s Employee Stock Purchase Plan (the “Plan”) that increased from 1,500,000 to 2,000,000 the aggregate number of shares of the Registrant’s common stock, no par value per share (“Common Stock”), reserved for issuance under the Plan. The amendment was approved by the shareholders of the Registrant on August 20, 2003.

Exhibits.

          In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this Registration Statement.

4.1	Intervoice, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Fulbright & Jaworski L.L.P., regarding 500,000 shares of Common Stock.

23.1	Consent of Ernst & Young, L.L.P., independent public accountants, to incorporation of report by reference.

23.2	Consent of counsel (included in the opinion Fulbright & Jaworski L.L.P., filed herewith as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 22nd day of December, 2003.

INTERVOICE, INC. (Registrant)

By:	/s/ David W. Brandenburg

David W. Brandenburg
Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. The undersigned persons hereby constitute and appoint David W. Brandenburg and Craig E. Holmes, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ David W. Brandenburg	Chairman of the Board of Directors	December 22, 2003
and Chief Executive Officer
David W. Brandenburg

/s/ Craig E. Holmes	Executive Vice President and Chief	December 22, 200
Financial Officer
Craig E. Holmes	(Principal Financial Officer)

/s/ Mark C. Falkenberg_	Chief Accounting Officer	December 22, 2003
(Principal Accounting Officer)
Mark C. Falkenberg

/s/ Joseph J. Pietropaolo	Director	December 22, 2003

Joseph J. Pietropaolo

/s/ George C. Platt	Director	December 22, 2003

George C. Platt

/s/ Jack P. Reily	Director	December 22, 2003

Jack P. Reily

/s/ Gerald F. Montry	Director	December 22, 2003

Gerald F. Montry

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1	Intervoice, Inc. Employee Stock Purchase Plan, as amended.

5.1	Opinion of Fulbright & Jaworski L.L.P., regarding 500,000 shares of Common Stock.

23.1	Consent of Ernst & Young, L.L.P., independent public accountants, to incorporation of report by reference.

23.2	Consent of counsel (included in the opinion Fulbright & Jaworski L.L.P., filed herewith as Exhibit 5.1)